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                                                                      EXHIBIT 11

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                     BANK PLUS CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
              (Dollars in thousands, except per common share data)

                                                                        YEAR ENDED DECEMBER 31,
                                                               ---------------------------------------
                                                                    1998         1997          1996
                                                               ------------  ------------  -----------

  (Loss) earnings available for common stockholders............$   (56,328)  $    12,653   $  (15,642)
                                                               ============  ============  ===========
  Weighted average of common shares outstanding:
      Basic.................................................... 19,395,337    18,794,887   18,242,887
      Effect of dilutive securities-- stock options............         --       348,152           --
      Effect of dilutive securities-- deferred stock awards....         --           194           --
                                                               ------------  ------------  -----------

      Diluted.................................................. 19,395,337    19,143,233   18,242,887
                                                               ============  ============  ===========

  (Loss) earnings per share:
      Basic....................................................$     (2.90)  $      0.67   $    (0.86)
      Effect of dilutive securities-- stock options............         --         (0.01)          --
      Effect of dilutive securities-- deferred stock awards....         --            --           --
                                                               ------------  ------------  -----------

      Diluted..................................................$     (2.90)  $      0.66   $    (0.86)
                                                               ============  ============  ===========


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